SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                          ----------------------------

                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                               November 20, 1996

                          BLACK WARRIOR WIRELINE CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         0-18754                                        11-2904094
(Commission file number)                     (IRS employer identification no.)

          3748 Highway 45 North
          Columbus, Mississippi                         39701
(Address of principal executive offices)             (Zip code)

                                 (601) 329-1047
              (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following financial statements of the business acquired are filed as exhibits hereto:

Financial Statements of Dyna Jet, Inc. as of and for the year ended May 31, 1996 Report of Independent Accountants
Balance Sheet as of May 31, 1996
Statement  of  Operations   for  the  year  ended  May  31,  1996
Statement  of Stockholder's Equity for the year ended May 31, 1996
Statement  of Cash  Flows for the year  ended May 31,  1996
Notes to  Financial Statements

FINANCIAL STATEMENTS OF DYNA JET, INC. AS OF AND FOR THE THREE MONTHS ENDED AUGUST 31, 1996 (UNAUDITED)
Balance Sheet as of August 31, 1996 (Unaudited)
Statements  of  Operations  for the three  months ended August 31, 1996 and 1995
 (Unaudited)
Statements  of Cash Flows for the three  months  ended  August 31, 1996 and 1995
 (Unaudited)
Notes to Financial Statements (Unaudited)

     (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial statements of the registrant are filed as an exhibit hereto:

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND FOR THE YEAR ENDED DECEMBER 31, 1995

     Unaudited   Pro   Forma   Condensed   Consolidated   Financial   Statements
     Introduction

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1996

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996

     Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS, CONTINUED

     (c) EXHIBITS.
         NONE

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARY


Date:  February 7, 1997              By:  /s/ William Jenkins
                                          --------------------------------------
                                          William Jenkins, President and Chief
                                            Operating Officer

               INDEX TO FINANCIAL STATEMENTS

                                                                      SEQUENTIAL
                          DESCRIPTION                                  PAGE NO.
                          -----------                                  --------

Financial  Statements  of Dyna Jet,  Inc.  as of and for the
year ended May 31, 1996.....................................          F-1 - F-9

Financial Statements of Dyna Jet, Inc. as of August 31, 1996
and for the three months ended August 31, 1996 and 1995.....         F-10 - F-13

Unaudited  Pro  Forma   Condensed   Consolidated   Financial
Statements of Black Warrior  Wireline Corp. and Subsidiaries
as of and for the nine months ended  September  30, 1996 and
for the year ended December 31, 1995........................         F-14 - F-19

REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder
Dyna Jet, Inc.
Gillette, Wyoming

     We have audited the accompanying balance sheet of Dyna Jet, Inc. as of May 31, 1996, and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dyna Jet, Inc. as of May 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.
Birmingham, Alabama
January 20, 1997

DYNA JET, INC.
BALANCE SHEET
May 31, 1996

                                     ASSETS
Current assets:
        Cash and cash equivalents                                 $    23,688
        Accounts receivable, less allowance for doubtful
          accounts of  $13,376                                         48,498
        Other receivables                                              33,925
        Inventories                                                     9,232
        Prepaid expenses                                                2,552
                                                                  -----------
                        Total current assets                          117,895

Investments                                                            22,005
Property, plant, and equipment, less accumulated
  depreciation of $1,596,808                                          178,330
                                                                  -----------
                        Total assets                              $   318,230
                                                                  ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
        Accounts payable                                          $    20,460
        Other liabilities                                              12,345
        Notes payable, related party                                   77,792
        Deferred taxes payable - current                               12,517
                                                                  -----------
                        Total current liabilities                     123,114
Deferred taxes payable - long term                                      5,940
                                                                  -----------
                        Total liabilities                             129,054
                                                                  -----------

Commitments and contingencies

Stockholder's equity:
        Common stock, no par value; 45,000 shares authorized;
                4,000 shares issued at May 31, 1996                    62,000
        Retained earnings                                             556,434
        Treasury stock, at cost, 2,000 shares at May 31, 1996        (349,077)
        Receivable from stockholder                                   (80,181)
                                                                  -----------
                        Total stockholder's equity                    189,176
                                                                  -----------
                                                                  $   318,230
                                                                  ===========

The accompanying notes are an integral part of these financial statements

DYNA JET, INC.
STATEMENT OF OPERATIONS
for the year ended May 31, 1996

Net revenues                                                          $ 510,560

Operating costs                                                         237,343

General and administrative expenses                                     451,414

Depreciation                                                             43,839
                                                                     -----------
                Loss from operations                                   (222,036)

Interest expense                                                         (1,909)

Loss on sale of property, plant, and equipment, net                      (6,003)

Other expense, net                                                         (637)
                                                                     -----------
                Net loss                                              $(230,585)
                                                                     ===========

The accompanying notes are an integral part of these financial statements.

DYNA JET, INC.
STATEMENT OF STOCKHOLDER'S EQUITY
for the year ended May 31, 1996

                                 COMMON STOCK                            TREASURY STOCK       RECEIVABLE
                                ---------------          RETAINED       ----------------         FROM               TOTAL
                                SHARES    VALUE          EARNINGS       SHARES     VALUE      STOCKHOLDER          EQUITY
                                ------    -----          --------       ------     -----      -----------          ------
Balance, May 31, 1995           4,000   $ 62,000        $ 787,019       2,000    $(349,077)   $ (83,181)         $ 416,761

Net loss                                                 (230,585)                                                (230,585)

Repayment of advances to
        stockholder                                                                               3,000              3,000
                                -----   --------        ---------       -----    ---------    ---------          ---------
Balance, May 31, 1996           4,000   $ 62,000        $ 556,434       2,000    $(349,077)   $ (80,181)         $ 189,176
                                =====   ========        =========       =====    =========    =========          =========


The accompanying notes are an integral part of these financial statements.

DYNA JET, INC.
STATEMENT OF CASH FLOWS
for the year ended May 31, 1996


Cash flows from operating activities:
     Net loss                                                         $(230,585)
     Adjustments to reconcile net loss to net cash used in
      operating activities:
          Depreciation                                                   43,839
          Allowance for doubtful accounts                                11,736
          Cash surrender value of life insurance                         18,052
          Provision for losses on inventory                              23,790
          Loss on sale of property, plant, and equipment, net             6,003
          Change in:
               Accounts receivable                                       64,904
               Inventories                                               16,983
               Prepaid expenses                                           2,662
               Other assets                                               9,694
               Accounts payable                                          12,062
               Other liabilities                                          4,689
                                                                    ------------
                    Net cash used in operating activities               (16,171)
                                                                    ------------
Cash flows from investing activities:
     Investments                                                          2,693
     Receivable from stockholder                                          3,000
                                                                    ------------
          Cash provided by investing activities                           5,693
                                                                    ------------
Cash flows from financing activities:
     Repayment of note payable, related party                           (13,856)
                                                                    ------------
          Cash used in financing activities                             (13,856)
                                                                    ------------
          Net decrease in cash and cash equivalents                     (24,334)
Cash and cash equivalents, beginning of year                             48,022
                                                                    ------------
Cash and cash equivalents, end of year                                $  23,688
                                                                    ============
Supplemental disclosure of cash flow information:
     Cash paid during the year for:
     Interest                                                         $   3,554
                                                                    ============

     Income taxes                                                     $   7,500
                                                                    ============


The accompanying notes are an integral part of these financial statements.

DYNA JET, INC.
NOTES TO FINANCIAL STATEMENTS


1.   GENERAL INFORMATION

     Dyna Jet, Inc. (the Company), incorporated in Wyoming, is an integrated oil and gas well servicing company which provides wireline, drilling, completion, and workover services primarily in Wyoming, Colorado, Montana and South Dakota.

2.   SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS - The Company considers all investments with an original maturity of three months or less to be cash equivalents.

     INVENTORIES - Inventories, which consist primarily of supplies used in well servicing activities, have useful lives of less than one year and are stated at the lower of cost (first-in, first-out method) or net realizable value.

     INVESTMENTS - Investments are carried at cost which approximates fair market value.

     PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment is stated at cost. The cost of maintenance and repairs is charged to expense when incurred; the cost of betterments is capitalized. The cost of assets sold or otherwise disposed of and the related accumulated depreciation are removed from the accounts and the gain or loss on such disposition is included in income. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (buildings - 31.5 years, vehicles and other equipment - 2 to 10 years).

     INCOME TAXES - The Company uses an asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets are recognized only to the extent of their anticipated realization.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of the Company's cash and cash equivalents, accounts receivable, other receivables, and notes payable - related parties approximates fair value because of the short maturity of these instrument.

3.   RELATED PARTY TRANSACTIONS

     The Company has made advances to its sole stockholder and a company owned by the stockholder. No advances were made during the current year. At May 31, 1996, the balance of these advances of $80,181 is included herein as a separate component of stockholder's equity.

     The Company also incurred a note payable to a former stockholder in exchange for the repurchase of his common stock. The remaining balance of the note at May 31, 1996 is $77,792 and is included on the balance sheet in notes payable, related party. This note was repaid prior to the closing of the acquisition discussed in Note 8.

DYNA JET, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

4.   PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment includes the following at May 31, 1996:

                Land                                  $   77,000
                Vehicles                                 208,259
                Drilling rigs and related equipment      638,422
                Operating equipment                      766,499
                Office equipment                          39,396
                Buildings                                 45,562
                                                      ----------
                                                       1,775,138
                Less accumulated depreciation          1,596,808
                                                      ----------
                Net property, plant, and equipment    $  178,330
                                                      ==========

5.   INCOME TAXES

     The benefit for income taxes consists of the following for the year ended May 31, 1996:

                Federal:
                       Current                    $(11,440)
                       Deferred                     11,440
                                                 ----------
                                                  $      0
                                                 ==========


     The benefit for federal income taxes differs from the amount computed by applying the federal income tax statutory rate of 34% to the loss, as follows:

          Benefit at federal statutory rate                  $(78,398)
          Increase in valuation allowance                      11,440
          Nondeductible officers life insurance                11,139
          Conversion from cash basis to accrual basis          53,678
          Nondeductible meals and entertainment                 1,967
          Other                                                   174
                                                             --------
                 Benefit for federal income taxes            $      0
                                                             ========


     The Company has available loss carryforwards of approximately $11,440 for federal purposes that expire May 31, 2011.

DYNA JET, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities recorded for financial reporting purposes and such amounts as measured in accordance with tax laws. The primary cause of temporary differences for the Company is that the tax returns are filed on the cash basis while the financial statements are prepared on the accrual basis. The specific items which comprise a significant portion of the deferred tax assets and liabilities are as follows:

Gross deferred tax assets:
        Accounts payable                                               $  6,956
        Other liabilities                                                 3,660
        Operating loss carryforwards                                      3,890
        Capital loss carryforwards                                        1,895
        Other                                                               315
                                                                     ----------
                Gross deferred tax asset                                 16,716
                                                                     ----------
Gross deferred tax liabilities:
        Accounts receivable                                              16,489
        Depreciation                                                      5,940
        Inventories                                                       3,139
        Other                                                             3,820
                                                                     ----------
                Gross deferred tax liability                             29,388
                                                                     ----------

                Net deferred tax liability                              (12,672)

Less:  valuation allowance                                                5,785
                                                                     ----------
                Net deferred taxes payable                             $(18,457)
                                                                     ==========


     The Company is required to record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the net deferred income tax asset depends on the Company's ability to generate sufficient taxable income in the future. Based on the Company's results of operations, there is substantial doubt as to the realizability of the deferred tax asset. Accordingly, a valuation allowance has been established for operating and capital loss carryforwards.

6.   MAJOR CUSTOMERS

     Most of the Company's business activity is with customers engaged in drilling and operating natural gas wells primarily in Wyoming. Substantially all of the Company's accounts receivable at May 31, 1996 are from such customers. Performance in accordance with the credit arrangements is in part dependent upon the economic condition of the natural gas industry in the respective geographic areas. The Company does not require its customers to pledge collateral on its accounts receivable.

DYNA JET, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

     The Company earned revenues in excess of 10% of its total revenues from the following customers for the year ended May 31, 1996:

                Marathon Oil Company               $  109,884
                Tom Brown, Inc.                    $   83,273


7.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value:

     CASH, ACCOUNTS RECEIVABLE, NOTES PAYABLE - RELATED PARTY - The carrying amount is a reasonable estimate of the fair value because of the short maturity of these instruments.

     INVESTMENTS - The fair value of investments is estimated based on quoted market prices for those or similar investments.

8.   SUBSEQUENT EVENT

     On November 20, 1996, all outstanding stock of the Company was sold to Black Warrior Wireline Corp. for approximately $757,000.

DYNA JET, INC.
BALANCE SHEET (UNAUDITED)
August 31, 1996

                                     ASSETS
Current assets:
   Cash and cash equivalents                                              $  43,303
   Accounts receivable, less allowance for doubtful accounts of $13,736     105,833
   Inventories                                                                9,232
   Prepaid expenses                                                           8,664
                                                                          ----------
       Total current assets                                                 167,032
Investments                                                                  21,077
Property, plant, and equipment, net                                         122,175
                                                                          ----------
       Total assets                                                       $ 310,284
                                                                          ==========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable                                                       $  20,460
   Income taxes payable                                                      18,541
   Other liabilities                                                         13,930
   Notes payable, related party                                              77,792
   Deferred taxes payable - current                                          12,517
                                                                          ----------
       Total current liabilities                                            143,240
Deferred taxes payable - long term                                            5,940
                                                                          ----------
        Total liabilities                                                   149,180
                                                                          ----------

Commitments and contingencies

Stockholder's equity
   Common stock, no par value; 45,000 shares authorized;
     4,000 shares issued at August 31, 1996                                  62,000
Retained earnings                                                           528,362
Treasury stock, at cost, 2,000 shares at August 31, 1996                   (349,077)
Receivable from stockholder                                                 (80,181)
                                                                          ----------
       Total stockholder's equity                                           161,104
                                                                          ----------

                                                                          $ 310,284
                                                                          ==========

The accompanying notes are an integral part of these financial statements.

DYNA JET, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)
for the three months ended August 31, 1996 and 1995


                                                                      1996        1995


Net revenues                                                      $ 179,898    $ 127,640
Operating costs                                                      29,415       59,336
General and administrative expenses                                  70,014      108,754
Depreciation                                                         14,575       10,960
                                                                 -----------  -----------

                Income (loss) from operations                        65,894      (51,410)
Interest expense                                                                    (477)
Loss on sale of property, plant, and equipment, net                               (1,501)
Other income (expense), net                                              79         (158)
                                                                 -----------  -----------

                Income (loss) before provision for income taxes      65,973      (53,546)
Provision for income taxes                                           18,541
                                                                 -----------  -----------

                Net income (loss)                                 $  47,432    $ (53,546)
                                                                 ===========  ===========

The accompanying notes are an integral part of these financial statements.

DYNA JET, INC.
STATEMENTS OF CASH FLOWS  (UNAUDITED)
for the three months ended August 31, 1996 and 1995

                                                                                           1996              1995
Cash flows from operating activities:
    Net income (loss)                                                                  $ 47,432          $(53,546)
    Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
         Depreciation                                                                    14,575            10,847
         Cash surrender value of life insurance                                                             4,513
         Allowance for doubtful accounts                                                                    2,934
         Provision for losses on inventory                                                                  5,948
         Loss on sale of property, plant, and equipment, net                                                1,501
         Change in:
           Accounts receivable                                                          (57,335)           16,226
           Other receivable                                                              33,925
           Inventories                                                                                      4,246
           Prepaid expenses                                                              (6,112)              666
           Other assets                                                                                     2,424
           Accounts payable                                                                                 3,016
           Income taxes payable                                                          18,541
           Other liabilities                                                              1,586             1,172
                                                                                      ----------         ----------
              Net cash provided by (used in) operating activities                        52,612               (53)
                                                                                      ----------         ----------
Cash flows from investing activities:
    Investments                                                                             928               530
    Receivable from stockholder                                                                               750
                                                                                      ----------         ----------
              Cash provided by financing activities                                         928             1,280
                                                                                      ----------         ----------
Cash flows from financing activities:
    Repayment of note payable, related party                                                               (7,564)
    Payment of dividends                                                                (33,925)
                                                                                      ----------         ----------
              Cash used in financing activities                                         (33,925)           (7,564)
                                                                                      ----------         ----------
              Net increase (decrease) in cash and cash equivalents                       19,615            (6,337)
Cash and cash equivalents, beginning of period                                           23,688            70,046
                                                                                      ----------         ----------

Cash and cash equivalents, end of period                                               $ 43,303          $ 63,709
                                                                                      ==========         ==========
Supplemental  disclosure of cash flow  information:  Cash paid during the period for:
         Interest                                                                      $      0          $    889
                                                                                      ==========         ==========
         Income taxes                                                                  $      0          $  7,500
                                                                                      ==========         ==========
Noncash investing and financing activities:
    Net book value of property, plant, and equipment distributed to stockholder
      as a dividend                                                                    $ 41,579
                                                                                      ==========

The accompanying notes are an integral part of these financial statements

DYNA JET, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


1.   BASIS OF PRESENTATION

     The unaudited balance sheet as of August 31, 1996 and the unaudited statements of operations and cash flows for the three months ended August 31, 1996 and 1995, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all significant adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The data disclosed in these notes to the financial statements for these periods are also unaudited. The financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto as of and for the year ended May 31, 1996. Operating results of Dyna Jet, Inc. for the three months ended August 31, 1996 and 1995, are not necessarily indicative of the results that may be expected for the entire years ending August 31, 1996 and 1995, respectively.

2.   SUBSEQUENT EVENT

     On November 20, 1996, all outstanding stock of Dyna Jet, Inc. was sold to Black Warrior Wireline Corp. for approximately $757,000.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL STATEMENTS INTRODUCTION


The accompanying unaudited pro forma condensed consolidated financial statements reflect the consolidated financial position of Black Warrior Wireline Corp. (the Company) as of September 30, 1996, and the consolidated results of its operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 after giving pro forma effect to (i) the purchase of Dyna Jet, Inc. (Dyna Jet) and (ii) the private placement of 600,000 shares of common stock (the Offering). The unaudited pro forma condensed consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the respective historical financial statements of the Company and Dyna Jet and the related notes thereto. The unaudited pro forma information does not purport to be indicative of actual results that would have been achieved had the acquisition been completed as of the dates indicated on the following pages nor which may be achieved in the future.

DYNA JET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   STATEMENT OF OPERATIONS
for the year ended December 31, 1995

                                                            BLACK WARRIOR
                                                            WIRELINE CORP.                                              PRO FORMA
                                                                 AND                  DYNA JET        PRO FORMA        CONSOLIDATED
                                                            SUBSIDIARIES (a)           INC.(b)       ADJUSTMENTS       AS ADJUSTED
                                                            ----------------           -------       -----------       -----------
Net revenues                                                      $ 6,179,218      $   510,560                          $ 6,689,778

Operating costs                                                     4,522,920          237,343                            4,760,263
Selling, general, and administrative expenses                       1,187,900          451,414                            1,639,314
Depreciation and amortization                                         690,601           43,839      $     8,386(d)          742,826
                                                                  -----------      -----------      -----------          ----------

                        Loss from operations                         (222,203)        (222,036)          (8,386)           (452,625)
Interest expense and amortization of debt discount                   (625,990)          (1,909)           1,909(c)         (625,990)
Net gain (loss) on sale of fixed assets                                65,450           (6,003)                              59,447
Other income (loss)                                                    10,627             (637)                               9,990
                                                                  -----------      -----------      -----------          ----------

        Loss before benefit for income taxes and
                extraordinary gain                                   (772,116)        (230,585)          (6,477)         (1,009,178)
Benefit for income taxes                                              226,554                                               226,554
                                                                  -----------      -----------      -----------          ----------

                        Loss before extraordinary gain               (545,562)        (230,585)          (6,477)           (782,624)
Extraordinary gain on extinguishment of debt                          387,413                                               387,413
                                                                  -----------      -----------      -----------          ----------

                        Net loss                                  $  (158,149)     $  (230,585)     $    (6,477)        $  (395,211)
                                                                  ===========      ===========      ===========         ============

Loss per common share (e):
        Loss before extraordinary gain                            $     (6.14)                                          $     (1.14)
        Extraordinary gain                                               4.36                                                  0.56
                                                                  -----------                                           ------------

                        Net loss per common share (e)             $     (1.78)                                          $     (0.58)
                                                                  ===========                                           ============

Weighted average number of common shares
        outstanding (e)                                                88,905                                               688,905
                                                                  ===========                                           ============

See  notes  to  the  unaudited  pro  forma  condensed   consolidated   financial
statements.

DYNA JET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   STATEMENT OF OPERATIONS
for the nine months ended September 30, 1996


                                                                BLACK WARRIOR
                                                                WIRELINE CORP                                            PRO FORMA
                                                                AND                    DYNA JET        PRO FORMA       CONSOLIDATED
                                                                SUBSIDIARIES (f)        INC.(g)       ADJUSTMENTS       AS ADJUSTED
                                                                -----------           ------------   -----------       -------------
Net revenues                                                    $ 5,200,094           $   435,178                      $ 5,635,272

Operating costs                                                   3,959,331               148,088                        4,107,419
Selling, general, and administrative expenses                       652,107               295,721                          947,828
Depreciation and amortization                                       420,313                36,495    $     2,674(i)        459,482
                                                                -----------           ------------   -----------       -------------
       Income (loss) from operations                                168,343               (45,126)        (2,674)          120,543
Interest expense and amortization of debt discount                 (312,364)                 (955)           955(h)       (312,364)
Net loss on sale of fixed assets                                                           (3,002)                          (3,002)
Other income (loss)                                                  84,861                  (240)                          84,621
                                                                -----------           ------------   -----------       -------------
       Loss before benefit (provision) for income
         taxes and extraordinary gain                               (59,160)              (49,323)        (1,719)         (110,202)
Benefit (provision) for income taxes                                595,713               (18,541)                         577,172
                                                                -----------           ------------   -----------       -------------

       Income (loss) before extraordinary gain                      536,553               (67,864)        (1,719)          466,970
Extraordinary gain on extinguishment of debt                      1,014,758                                              1,014,758
                                                                -----------           ------------   -----------       -------------

       Net income (loss)                                        $ 1,551,311           $   (67,864)   $    (1,719)      $ 1,481,728
                                                                ===========           ============   ===========       =============

Income per common share (j):
   Income before extraordinary gain                             $      0.37                                            $      0.23
   Extraordinary gain                                                  0.70                                                   0.50
                                                                -----------                                            -------------

       Net income per common share (j)                          $      1.07                                                   0.73
                                                                ===========                                            =============

Weighted average number of common shares
  outstanding (j)                                                 1,448,427                                              2,048,427
                                                                ===========                                            =============


See  notes  to  the  unaudited  pro  forma  condensed   consolidated   financial
statements.

DYNA JET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 1996

                                                          BLACK WARRIOR
                                                          WIRELINE CORP.
                                                               AND             DYNA JET      PRO FORMA
                                                          SUBSIDIARIES (K)     INC. (L)    ADJUSTMENTS (M)   PRO FORMA
                                                          ----------------     --------    ---------------   ---------
                    ASSETS
Current assets:
        Cash and cash equivalents                              $   163,154    $    43,303    $  (288,357)   $   (81,900)
        Accounts receivable, net                                 1,297,760        105,833                     1,403,593
        Inventories                                                177,499          9,232                       186,731
        Prepaid expenses                                           (55,954)         8,664                       (47,290)
        Federal income tax receivable                               80,432                        80,432
                                                       -----------------------------------------------------------------
                        Total current assets                     1,662,891        167,032       (288,357)     1,541,566
Investments                                                         21,077        (21,077)
Property, plant, and equipment, net                              1,621,077        122,175        529,593      2,272,845
Goodwill                                                                           46,778                        46,778
Other assets                                                         5,772                                        5,772
                                                       -----------------------------------------------------------------

                        Total assets                           $ 3,289,740    $   310,284    $   266,937    $ 3,866,961
                                                       =================================================================

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                       $   782,911    $    20,460    $    20,000    $   823,371
        Accrued salaries and vacation                               33,923                                       33,923
        Accrued interest payable                                   221,107                                      221,107
        Income taxes payable                                                       18,541                        18,541
        Other accrued expenses                                     205,217         13,930                       219,147
        Notes payable to banks                                      38,739                                       38,739
        Notes payable, related parties                                             77,792        408,041        485,833
        Current maturities of long-term debt
                and capital lease obligations                      471,775                                      471,775
        Deferred taxes payable - current                            12,517                        12,517
                                                       -----------------------------------------------------------------
                        Total current liabilities                1,753,672        143,240        428,041      2,324,953
Long-term debt and capital lease obligations,
        less current maturities                                    659,341                                      659,341
Deferred taxes payable - long term                                                  5,940                         5,940
                                                       -----------------------------------------------------------------
                        Total liabilities                        2,413,013        149,180        428,041      2,990,234
                                                       -----------------------------------------------------------------
Stockholders' equity:
        Common stock                                                   725         62,000        (62,000)           725
        Additional paid-in capital                               4,237,075                                    4,237,075
        Retained earnings (accumulated deficit)                 (2,777,680)       528,362       (528,362)    (2,777,680)
        Treasury stock                                            (583,393)      (349,077)       349,077       (583,393)
        Receivable from stockholder                                               (80,181)        80,181
                                                       -----------------------------------------------------------------
                        Total stockholders' equity                 876,727        161,104       (161,104)       876,727
                                                       -----------------------------------------------------------------

                        Total liabilities and
                          stockholders' equity                 $ 3,289,740    $   310,284    $   266,937    $ 3,866,961
                                                       =================================================================

                                                                      PRO FORMA
                                                     OFFERING       CONSOLIDATED
                                                   ADJUSTMENTS (N)   AS ADJUSTED
                                                   ---------------   -----------
                    ASSETS
Current assets:
        Cash and cash equivalents                     $   652,500   $   570,600
        Accounts receivable, net                                      1,403,593
        Inventories                                                     186,731
        Prepaid expenses                                                (47,290)
        Federal income tax receivable                                    80,432
                                                   -----------------------------
                        Total current assets              652,500     2,194,066
Investments
Property, plant, and equipment, net                                   2,272,845
Goodwill                                                                 46,778
Other assets                                                              5,772
                                                   -----------------------------
                        Total assets                  $   652,500   $ 4,519,461
                                                   =============================

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                            $   823,371
        Accrued salaries and vacation                                    33,923
        Accrued interest payable                                        221,107
        Income taxes payable                                             18,541
        Other accrued expenses                                          219,147
        Notes payable to banks                                           38,739
        Notes payable, related parties                                  485,833
        Current maturities of long-term debt
                and capital lease obligations                           471,775
        Deferred taxes payable - current                                 12,517
                                                   -----------------------------
                        Total current liabilities                     2,324,953
Long-term debt and capital lease obligations,
        less current maturities                                         659,341
Deferred taxes payable - long term                                        5,940
                                                   -----------------------------
                        Total liabilities                             2,990,234
                                                   -----------------------------
Stockholders' equity:
        Common stock                                  $       300         1,025
        Additional paid-in capital                        652,200     4,889,275
        Retained earnings (accumulated deficit)                      (2,777,680)
        Treasury stock                                                 (583,393)
                                                   -----------------------------
        Receivable from stockholder
                        Total stockholders' equity        652,500     1,529,227
                                                   -----------------------------

                        Total liabilities and
                          stockholders' equity        $   652,500   $ 4,519,461
                                                   =============================

See  notes  to  the  unaudited  pro  forma  condensed   consolidated   financial
statements.

DYNA JET, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL STATEMENTS


The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 gives effect to the consolidated results of operations for the year ended December 31, 1995, as if the acquisition of Dyna Jet and the Offering occurred at January 1, 1995. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1996 gives effect to the consolidated results of operations for the nine months ended September 30, 1996, as if the acquisition of Dyna Jet and the Offering occurred at January 1, 1996. These results are not necessarily indicative of the consolidated results of operations of the Company as they may be in the future, or as they might have been had these events been effective at January 1, 1995 and 1996, respectively. The unaudited pro forma condensed consolidated balance sheet gives effect to the financial position at September 30, 1996, as if the acquisition of Dyna Jet and the Offering occurred at September 30, 1996. Such consolidated financial position is not necessarily indicative of the consolidated financial position of the Company as it may be in the future, or as it might have been had these events been effective at September 30, 1996. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Dyna Jet and the related notes thereto.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995 ARE AS FOLLOWS:

     (a) Represents the condensed consolidated results of operations of the Company for the year ended December 31, 1995.

     (b) Represents the condensed results of operations of Dyna Jet for the year ended May 31, 1996.

     (c) Represents the elimination of interest expense ($1,909) on a note payable to the former stockholder of Dyna Jet. This note payable was repaid prior to closing.

     (d) Represents the net increase to amortization ($1,871) of the cost over the fair value of net assets acquired over a period of twenty-five years. Depreciation expense ($19,001) has also been reduced to reflect the distribution of certain assets to the former stockholder of Dyna Jet and to reflect the increase to depreciation expense ($25,516) as a result of preliminary purchase price adjustments.

     (e) Pro forma weighted average number of common shares outstanding reflects the 600,000 additional shares issued on October 25, 1996. The proceeds of this offering were used to, among other things, purchase Dyna Jet.

DYNA JET, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL STATEMENTS, CONTINUED


PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 ARE AS
FOLLOWS:

     (f) Represents the condensed consolidated results of operations of the Company for the nine months ended September 30, 1996.

     (g) Represents the condensed results of operations of Dyna Jet for the nine months ended August 31, 1996.

     (h) Represents the elimination of interest expense ($955) on a note payable to the former stockholder of Dyna Jet. This note payable was repaid prior to closing.

     (i) Represents the net increase to amortization ($1,403) of the cost over the fair value of net assets acquired over a period of twenty-five years. Depreciation expense ($14,251) has also been reduced to reflect the distribution of certain assets to the former stockholder of Dyna Jet and to reflect the increase to depreciation expense ($15,522) as a result of preliminary purchase price adjustments.

     (j) Pro forma weighted average number of common shares outstanding reflects the 600,000 additional shares issued on October 25, 1996. The proceeds of this offering were used to, among other things, purchase Dyna Jet.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 1996 ARE AS FOLLOWS:

     (k) Represents the unaudited condensed consolidated balance sheet of the Company as of September 30, 1996.

     (l) Represents the unaudited condensed balance sheet of Dyna Jet as of August 31, 1996.

     (m) Reflects assumed adjustment based on preliminary purchase price allocation for the Dyna Jet acquisition, including the incurrence of a note payable to the former stockholder of Dyna Jet with the remaining purchase price funded with cash, the allocation of the purchase price over the fair value of the net assets acquired and the elimination of Dyna Jet's stockholder's equity.

     (n) Reflects receipt of the net proceeds and issuance of common stock pursuant to a private placement completed on October 25, 1996. The proceeds of this offering were used to, among other things, purchase Dyna Jet.
                                      F-19